Exhibit 10.12

Form Final

Pioneer Super Holdings, Inc.

2012 Equity Incentive Plan

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

THIS NONQUALIFIED STOCK OPTION AWARD AGREEMENT (the “Award Agreement”) by and between Pioneer Super Holdings, Inc., a Delaware corporation (the “Company”), and                  (the “Participant”) is made effective as of                  , 2012 (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the Pioneer Super Holdings, Inc., 2012 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference and made a part of this Award Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

AGREEMENT

1.     Grant of the Option. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of                  Shares (the “Option”), subject to adjustment as set forth in the Plan.                 1 of the Shares subject to the Option shall vest based upon the passage of time (the “Time Award”) and                 2 of the Shares subject to the Option shall vest effective as of the consummation of a Company Sale (the “Liquidity Award”), in each case, in accordance with Section 3. The Option is intended to be a Nonqualified Stock Option.

2.     Option Price. The Option Price of the Shares subject to each of the Time Award and the Liquidity Award shall be $         per Share.

3.     Vesting and Forfeiture.

(a)     Time Award. Twenty percent (20%) of the Time Award shall vest on each of the first five (5) anniversaries of the Date of Grant, such that the Time Award shall be fully vested on the fifth (5th) anniversary of the Date of Grant, subject to the Participant’s continued Service through each applicable vesting date. In the event of a Company Sale, any portion of the Time Award that has not yet vested shall immediately vest effective as of the consummation of such Company Sale, subject to the Participant’s continued Service through the consummation of such Company Sale.

[1]	40% of the Option.
[2]	60% of the Option.

(b)     Liquidity Award. The Liquidity Award shall immediately vest effective as of the consummation of a Company Sale, subject to the Participant’s continued Service through the consummation of such Company Sale.

(c)     Vested Option. At any time, the portion of the Option that has become vested as described in this Section 3 is hereinafter referred to as the “Vested Portion”. The portion of the Option that is not a Vested Portion shall be referred to as the “Unvested Portion”. The Vested Portion shall remain exercisable for the period set forth in Section 4 hereof.

(d)     Service Termination. The Unvested Portion shall be forfeited immediately without consideration upon the termination of the Participant’s Service for any reason. In the event the Participant’s Service is terminated for Cause (or the Committee determines that the Participant’s acts or omissions constitute Cause), the Vested Portion also shall be forfeited immediately without consideration upon such termination or upon the date that such acts or omissions constituting Cause are determined by the Committee to have occurred.

4.     Period of Exercise.     Subject to the provisions of the Plan and this Award Agreement, the Participant may exercise all or any part of the Vested Portion at any time prior to the earliest to occur of:

(a)     the tenth (10th) anniversary of the Date of Grant;

(b)     the date that is ninety (90) days following termination of the Participant’s Service for any reason other than death, Permanent Disability or Cause (or the date that such acts or omissions constituting Cause are determined by the Committee to have occurred);

(c)     the date that is twelve (12) months following termination of the Participant’s Service due to death or Permanent Disability; and

(d)     the date of termination of the Participant’s Service for Cause (or the date that such acts or omissions constituting Cause are determined by the Committee to have occurred).

5.     Method of Exercise.

(a)     The Vested Portion may be exercised by delivering to the Company at its principal office written notice of intent to so exercise in the form attached hereto as Exhibit A (such notice, a “Notice of Exercise”); provided, that the Option may be exercised with respect to whole Shares only. To the extent applicable, such Notice of Exercise shall be accompanied by payment in full of the aggregate Option Price for the Shares to be exercised (plus payment of the applicable tax withholding) and a joinder to the Stockholders’ Agreement as a Management Stockholder (as defined in the Stockholders’ Agreement) in a form provided by the Company pursuant to which the Participant agrees to be bound to the terms and conditions of the Stockholders’ Agreement. The aggregate Option Price may be paid (i) in cash or its equivalent (e.g., by cashiers’ check), or (ii) any other form of payment permitted by the Committee in accordance with Section 6.5 of the Plan.     Neither the Participant nor the Participant’s representative shall have any rights to dividends, voting rights or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given a Notice of Exercise of the Option, paid in full for such Shares (plus payment of the applicable tax withholding), been issued certificates in the Participant’s name representing such Shares and, if applicable, satisfied any other conditions imposed by the Committee pursuant to the Plan. For the avoidance of doubt, no portion of the Option may be exercised until such portion has become vested.

(b)     Notwithstanding any other provision of this Award Agreement to the contrary, the Option may not be exercised prior to: (i) the Participant making or entering into any such written representations, warranties and agreements as the Committee may request in order to comply with applicable securities laws or with this Award Agreement; and (ii) the completion of any registration or qualification of the Option or the Shares under applicable securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(c)     Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall grant such Shares to the Participant.

(d)     In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable during the period set forth in Section 4 hereof by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Award Agreement shall pass by will or by the laws of descent and distribution as the case may be. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions of this Award Agreement and the Plan.

(e)     As a condition to the exercise of the Option, the Participant shall execute a joinder agreement pursuant to which the Participant shall become fully bound by the terms set forth in the Stockholders’ Agreement, unless the Committee determines otherwise or unless the Participant is already a party to the Stockholders’ Agreement.

(f)     Each married Participant shall obtain the consent of such Participant’s spouse to evidence such spouse’s consent to be bound by the terms and conditions of this Award Agreement and the Stockholders’ Agreement as to their interest, whether as community property or otherwise, if any, in the Shares owned by such Participant.

6.     No Right to Continued Service. The granting of the Option evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Subsidiary or Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Subsidiary or Affiliate may have to terminate the Service of the Participant.

7.     Shares Not Registered. Shares shall not be issued pursuant to this Award Agreement unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares or any Awards under this Award Agreement, and accordingly any certificates for Shares or documents granting Awards may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of Shares under this Award Agreement is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company reasonably requires.

8.     Transferability. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer or assign the Option except in the event of death and in accordance with Section 15.5 of the Plan; provided, that, the Participant shall be permitted to transfer the Option, in connection with his or her estate plan, to the Participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit solely of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, subject to the transferee’s agreement in writing to be bound by the terms and conditions hereof and of the Plan. No transfer or assignment shall be permitted for consideration.

9.     Confidential Information. The Participant acknowledges that during the Participant’s Service for the Company and/or its Subsidiaries and/or Affiliates the Participant has had and shall have access to and has and will be provided with sensitive, confidential, proprietary and trade secret information of the Company, its Subsidiaries and/or Affiliates, (including such information, observations and data obtained prior to the date of this Award Agreement concerning the business or affairs of the Company, its Subsidiaries and/or Affiliates) (collectively, “Confidential Information”) which is the property of the Company, its Subsidiaries and/or Affiliates and agrees that the Company, its Subsidiaries and/or Affiliates had and have a protectable interest in such Confidential Information. Therefore, the Participant agrees that the Participant has not disclosed or used and shall not (during the Participant’s Service or at any time thereafter) disclose to any unauthorized person or use for the Participant’s own purposes any such Confidential Information without the prior written consent of the Company, its Subsidiaries and/or Affiliates unless and solely to the extent that such Confidential Information: (a) becomes or is generally known to and available for use by the industry other than as a result of the Participant’s unauthorized acts or omissions in breach of this Award Agreement, (b) is required to be disclosed by judicial process or law or (c) is in furtherance of the Participant’s duties pursuant to the Participant’s Service. The Participant shall deliver to the Company, its Subsidiaries and/or Affiliates at the termination of the Participant’s Service, or at any other time the Company, its Subsidiaries and/or Affiliates may request, (y) all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) which constitute Confidential Information or Work Product (as defined below) which the Participant may then possess or have under the Participant’s control and (z) all property of the Company, its Subsidiaries and/or Affiliates in the Participant’s possession, including but not limited to all company-owned computer equipment (hardware and software), telephones, facsimile machines, blackberry smartphones and other communication devices, credit cards, office keys, security access cards, badges and identification cards; provided, that, if the Participant has not returned all Confidential Information, Work Product or property of the Company, its Subsidiaries and/or Affiliates (other than with the Company’s, its Subsidiaries’ and/or Affiliates’ express written permission) because the Participant, in good faith and after due inquiry, was not aware of the Participant’s possession thereof, then the Participant shall return such Confidential Information, Work Product or property to the Company, its Subsidiaries and/or Affiliates promptly upon discovery that the Participant has such property, and such failure to return such property at the termination of the Participant’s Service shall not be a violation of the obligation to do so. For purposes of this Section 9, a Participant’s Service shall include any Service to a predecessor entity of the Company, its Affiliates and/or Subsidiaries, and references to the Company shall include all predecessor entities of the Company, its Affiliates and/or Subsidiaries.

10.     Inventions and Patents.

(a)     The Participant has assigned to and does hereby assign to the Company, its Subsidiaries and/or Affiliates all right, title and interest to all patents and patent applications, all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (in each case whether or not patentable), all copyrights and copyrightable works, all trade secrets, confidential information and know-how, and all other intellectual property rights that both (a) have been or will be conceived, reduced to practice, developed or made by the Participant during the Participant’s Service and (b) either (i) have been related to or relate to any of the Company’s, its Subsidiaries’ and/or Affiliates’ actual or anticipated business, research and development or existing or future products or services, or (ii) have been or will be conceived, reduced to practice, developed or made using any equipment, supplies, facilities, assets or resources of any of the Company, its Subsidiaries and/or Affiliates (including but not limited to, any intellectual property rights) (“Work Product”). The Participant has disclosed and shall promptly disclose such Work Product to the Company, its Subsidiaries and/or Affiliates and, at the expense of the Company, its Subsidiaries and/or Affiliates, has disclosed and shall perform all actions reasonably requested by the Company, its Subsidiaries and/or Affiliates (whether during or after the term of the Participant’s Service) to establish and confirm the Company’s, its Subsidiaries’ and/or Affiliates’ ownership thereof (including, without limitation, assignments, consents, powers of attorney, applications and other instruments). For purposes of this Section 10, references to the Company shall include all predecessor entities of the Company, its Affiliates and/or Subsidiaries.

(b)     To the extent permitted by law, Section 10(a) includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (“Moral Rights”). To the extent the Participant has retained or may retain any such Moral Rights under applicable law, Participant has waived and does hereby waive any Moral Rights Participant might have in or with respect to any of the aforesaid works and agrees not to assert any Moral Rights with respect thereto.

11.     Restrictive Covenants.

(a)     Non-Competition. In further consideration of the grant of the Option pursuant to this Award Agreement, the Participant acknowledges that in the course of the Participant’s Service the Participant has become and shall become familiar with trade secrets and other Confidential Information concerning the Company, its Subsidiaries and/or Affiliates and that the Participant’s services have been and shall be of special, unique and extraordinary value to the Company, its Subsidiaries and/or Affiliates. Therefore, the Participant agrees that, during the period of the Participant’s Service and for two (2) years thereafter (the “Non-Compete Period”), the Participant shall not (i) engage, directly or indirectly, in the research, development, sale, rental, distribution, operation, or manufacture of down-hole or string tools or hardware serving, directly or indirectly, the completions or hydraulic fracturing markets (the “Business”) in any general geographic market of the Business, or (ii) without the prior written consent of the Board, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person that is determined in good faith by the Board to be engaged in substantially the same product or service as the Business in any general geographic market of the Business; provided, however, that for purposes of this Section 11(a), (x) ownership of securities having no more than two percent (2%) of the outstanding voting power of any publicly traded competitor, or (y) participating as a passive investor in a private investment fund so long as such Participant does not have any active or managerial roles with respect to such investment, and such private investment fund does not own more than two percent (2%) of any publicly traded company engaged in the Business shall not be deemed to be in violation of this Section 11(a).

(b)     Non-Solicitation. The Participant agrees that, during the Non-Compete Period, the Participant will not (i) cause, induce or encourage any material client, customer, supplier, or licensor of the Company, its Subsidiaries and/or Affiliates (including any existing or former customer of the Company, its Subsidiaries and/or Affiliates and any Person that becomes a client or customer of the Company, its Subsidiaries and/or Affiliates during the Non-Compete Period) or any other Person who has a material business relationship with the Company, its Subsidiaries and/or Affiliates, to terminate or modify any such relationship, or (ii) cause, solicit, induce or encourage any employees or consultants of the Company, its Subsidiaries and/or Affiliates to leave such employment or service, or hire or offer to hire, any employees or consultants of the Company, its Subsidiaries and/or Affiliates; provided, however, that this sub-clause (ii) shall not prohibit (x) general solicitations that are not specifically targeted at the Company, its Subsidiaries and/or Affiliates or such individual, or (y) solicitation of any individual that is no longer an employee or consultant of the Company, its Subsidiaries and/or Affiliates and has not been employed by, or providing services to, the Company, its Subsidiaries and/or Affiliates for at least three (3) months prior to such solicitation.

(c)     Acknowledgements. The Participant acknowledges that the provisions of this Section 11 are in consideration of: (i) the issuance to the Participant of the Option pursuant to this Award Agreement, (ii) the Participant’s access and receipt of the Confidential Information described herein, and (iii) additional good and valuable consideration as set forth in this Award Agreement the receipt and sufficiency of which are hereby acknowledged. The Participant expressly agrees and acknowledges that the restrictions contained in this Section 11 do not preclude the Participant from earning a livelihood, nor do they unreasonably impose limitations on the Participant’s ability to earn a living. In addition, the Participant agrees and acknowledges that the potential harm to the Company, its Subsidiaries and/or Affiliates of the non-enforcement of such restrictions outweighs any harm to the Participant of their enforcement by injunction or otherwise. The Participant acknowledges that the Participant has carefully read this Award Agreement and has given careful consideration to the restraints imposed upon the Participant by this Award Agreement, and is in full accord as to their necessity. The Participant expressly acknowledges and agrees that each and every restraint imposed by this Award Agreement is reasonable with respect to the subject matter, time period and geographical area. The Non- Compete Period shall be extended by the length of any period during with the Participant is in breach of the terms of this Section 11. For the avoidance of doubt, the restrictions contained in this Section 11 are not intended to supersede any similar restrictions contained in other agreements between the Participant and the Company, its Subsidiaries and/or Affiliates and are intended to be read together and in conjunction therewith.

(d)     Enforcement. If, at the time of enforcement of any of Section 19 through Section 11, a court or an arbitrator shall hold that the duration, scope or area restrictions stated therein are unreasonable under the circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Because the Participant’s Service is unique and because the Participant has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Award Agreement. Therefore, in the event of a breach or threatened breach of this Award Agreement, the Company, its Subsidiaries and/or Affiliates or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). The Participant agrees that the restrictions contained in Section 9 through Section 11, are reasonable.

(e)     Representations and Warranties. The Participant represents, warrants, acknowledges and agrees that: (i) the Participant has had reasonable and sufficient time to read and review this Award Agreement and that the Participant has, in fact, read and reviewed this Award Agreement; (ii) that the Participant has the right to consult with legal counsel regarding this Award Agreement and did indeed consult with legal counsel with regard to this Award Agreement; (iii) that the Participant is entering into this Award Agreement freely and voluntarily and not as a result of any coercion, duress or undue influence; and (iv) that the Participant is not relying upon any oral representations made to the Participant regarding the subject matter of this Award Agreement. The Participant and the Company stipulate that the Company is relying upon these representations and warranties in entering into this Award Agreement. These representations and warranties expressly shall survive the execution of the Award Agreement indefinitely.

12.     Adjustment of Option. Adjustments to the Option (or any of the Shares underlying the Option) shall be made in accordance with the terms of the Plan.

13.     Certain Defined Terms. For purposes of this Award Agreement:

(a)     “Permanent Disability” means a permanent disability within the meaning of Section 22(e)(3) of the Code, excluding, for purposes of this definition, the last sentence thereof; provided, that, if a Participant has an employment agreement with the Company or any Subsidiary or Affiliate that includes a definition of “Permanent Disability” or an equivalent term, “Permanent Disability” shall be determined in accordance with the definition in the employment agreement.

14.     Withholding. The Company shall have the power and the right to deduct or withhold automatically from any payment or Shares deliverable under this Award Agreement, or require the Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement. With respect to required withholding, the Participant may elect (subject to the Company’s automatic withholding right set out above), subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

15.     Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery, overnight delivery by a nationally recognized carrier or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

16.     Entire Agreement. This Award Agreement, including any exhibits attached hereto, and the Plan constitute the entire agreement and understanding among the parties hereto with regard to the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements, representations and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof.

17.     Amendment; Waiver. No amendment or modification of any provision of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify the Award Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Award Agreement. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

18.     Successors and Assigns; No Third Party Beneficiaries. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, and the Participant’s heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.

19.     Choice of Law. This Award Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction; provided, however, that Section 9 through Section 11 of this Award Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to Section 9 through Section 11 of this Award Agreement shall be governed by and construed in accordance with the laws of the State of Texas, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.

20.     Option Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

21.     Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

22.     Participant Undertaking. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Option (or any Shares underlying the Option) pursuant to the provisions of this Award Agreement or to comply with applicable laws.

23.     Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

*        *        *

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

Pioneer Super Holdings, Inc.

By:
Title:

[SIGNATURE PAGE TO NONQUALIFIED STOCK OPTION AWARD AGREEMENT - [•]]

Agreed and acknowledged as of the date first above written:

PARTICIPANT

[SIGNATURE PAGE TO NONQUALIFIED STOCK OPTION AWARD AGREEMENT - [•]]

EXHIBIT A

NOTICE OF EXERCISE

Pioneer Super Holdings, Inc.

c/o Advent International Corporation

75 State Street

Boston, Massachusetts 02109

Attention: General Counsel                                                                                                                  Date of Exercise:

Ladies & Gentlemen:

1.     Exercise of Option. This constitutes notice to Pioneer Super Holdings, Inc., (the “Company”) that pursuant to my Nonqualified Stock Option Award Agreement, dated                      (the “Award Agreement”), I elect to purchase the number of Shares set forth below and for the price set forth below. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such term in the Award Agreement. By signing and delivering this notice to the Company, I hereby acknowledge that I am the holder of the Option exercised by this notice and have full power and authority to exercise the same.

Number of Shares as to which the Option is exercised (the “Optioned Shares”):

Date of Grant:

Shares to be issued in name of:

Total exercise price of Optioned Shares:

2.    Form of Payment. Forms of payment other than cash or its equivalent (e.g. by cashier’s check) are permissible only to the extent approved by the Committee, in its discretion.

3.    Delivery of Payment. With this notice, I hereby deliver to the Company the full exercise price of the Optioned Shares, and any and all withholding taxes due in connection with the exercise of my Option or have otherwise satisfied such requirements.

4.    Rights as Stockholder. While the Company shall endeavor to process this notice in a timely manner, I acknowledge that until the issuance of the Optioned Shares, (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and my satisfaction of any other conditions imposed by the Committee pursuant to the Plan or set forth in the Award Agreement, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares, notwithstanding the exercise of my Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance of the Optioned Shares.

5.     Interpretation. Any dispute regarding the interpretation of this notice shall be submitted promptly by me or by the Company to the Committee. The resolution of such a dispute by the Committee shall be final and binding on all parties.

6.     Entire Agreement. The Plan, the Award Agreement under which the Optioned Shares were granted and the Stockholders Agreement are incorporated herein by reference, and together with this notice constitute the entire agreement of the parties with respect to the subject matter hereof.

Very truly yours,

(social security number)

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